EXHIBIT 10(a)
NORTH CAROLINA

CATAWBA COUNTY

                           MANAGEMENT SERVICES AGREEMENT

     THIS AGREEMENT, made and entered into this the 23rd day of June, 1995, by and between HERTH MANAGEMENT, INC., a North Carolina corporation, hereinafter referred to as "HERTH", and WSMP, INC., a North Carolina corporation, hereinafter referred to as "WSMP";

                         W I T N E S S E T H :

     WHEREAS, HERTH provides management services to WSMP pursuant to a Management Service Agreement dated March 31, 1993, which expires by its own terms on March 31, 1996; and
     WHEREAS, the parties are desirous of continuing the services provided by HERTH for an additional three years, upon the terms and conditions of the agreement of March 31, 1993, and restating the Agreement of the parties; and
     WHEREAS, the terms of this Agreement have been considered and approved by the Boards of Directors of the parties;
     NOW, THEREFORE, in consideration of the premises, and the mutual covenants contained herein, the parties hereto are agreed as follows:

     1. MANAGEMENT SERVICES. WSMP does hereby retain HERTH to provide executive management services to WSMP through the employees and agents of HERTH. The nature and extent of services to be provided may vary from time to time as agreed upon by the parties, but shall address the following areas of corporate management:
          (a) Those services normally provided by the executive officers of corporations of similar size and diversity, including those services normally provided by a chief executive officer.

          (b) Management and overseeing of the accounting and financial functions of WSMP, including those services normally provided by the chief financial officer.

          (c) Management of advertising and promotions for each business segment.

          (d) Sales of WSMP's Western Steer, Prime Sirloin and Bennett's Bar-B-Que franchises.

          (e) Overseeing all divisions, review of contracts, purchasing and troubleshooting.

          (f)  Supervision of administration.

          (g) Liaison services for external financing, including relationships with lenders and potential lenders to WSMP.

          (h)  Strategic planning.

          (j) Overseeing of relationships with franchisees of WSMP, and supervision of management of franchises, cost controls and related services.

          (k) Those services normally provided by a chief operating officer as to each of WSMP's operating divisions.

     These services will include any services rendered by Richard F. Howard, James C. Richardson, Jr. and James M. Templeton. The parties agree that HERTH will retain a real estate officer and a strategic planning officer, as soon as is reasonably possible, to fulfill these functions for WSMP. The parties may add or remove, or substitute personnel from time to time as they may agree.

     2. TERM. This Agreement shall begin as of April 1, 1996, and shall terminate on March 31, 1999.

     3. COMPENSATION. As compensation for the services rendered hereunder, WSMP shall pay HERTH the sum of One Million Five Hundred Thousand Dollars ($1,500,000.00) per annum, payable in four (4) equal installments of Three Hundred Seventy-Five Thousand Dollars ($375,000.00), payable at the beginning of each of WSMP's accounting quarters.

     4. STATUS OF HERTH OPERATIONS. HERTH services shall be rendered through HERTH employees or independent contractors, who shall remain exclusively the employees or agents of HERTH, and who shall not be regarded as employees of WSMP.

     5. EXTENT AND PLACE OF SERVICES. HERTH shall assume and perform such further reasonable responsibilities and duties as may be requested from time to time by WSMP. WSMP acknowledges that certain employees and agents of HERTH are directors of WSMP or employees and directors of other related entities and agrees that such persons may continue to devote their services to the affairs of such other entities, on condition, however, that those services will not interfere with the services to be performed pursuant to this Agreement. No HERTH employee shall receive any additional compensation for service as a member of WSMP's Board of Directors.

     6. TRADE SECRETS. During the terms of this agreement, HERTH shall have access to all facilities and records of WSMP, and, through its employees and agents, may acquire information which is privileged to or a trade secret of WSMP. HERTH agrees not to disclose such information in a manner which would be harmful to or diminish the competitive stance of WSMP, and shall bind its agents and employees to the same effect.

     7. FACILITIES. HERTH, its agents and employees, shall be furnished by WSMP with such offices, equipment, and services as may be necessary, and such other facilities and services adequate for the performance of the services enumerated hereunder. Those persons appointed by HERTH to perform services under this agreement shall be granted sufficient authority as may be reasonably necessary to carry out the duties of HERTH hereunder.

     8. TERMINATION. This agreement may be terminated by either party upon a substantial breach of the terms hereof by the other party; provided however that the party in breach shall be given thirty (30) days written notice of the breach, with the opportunity to cure the breach; and provided further, that should the breach not be reasonably curable within thirty (30) days, that he party in breach have made substantial effort to reasonably cure the breach. Should either party terminate this agreement except in accordance with the foregoing, then any money damages recoverable by either party for such termination shall be limited to any sum paid or earned hereunder, respectively, to date during the term of this agreement.

     9. NOTICES. Any notice required or permitted to be given under this agreement shall be sufficient if in writing and if sent by registered mail, with return receipt requested to the address of the parties as follows:


     WSMP, Inc.
     Post Office Box 399
     Claremont, North Carolina  28610


     HERTH Management, Inc.
     Post Office Box 399
     Claremont, North Carolina  28610

     Either party may, upon written notice to the other party specify a different address for the giving of notice during or after the term hereof.

     10. WAIVER OF BREACH. The waiver by either party of a breach of any provision of this agreement by the other party shall not operate or be construed as a waiver of any subsequent breach.

     11. ENTIRE AGREEMENT. The instrument contains the entire agreement of the parties. It may not be changed orally, but only by agreements in writing signed by the party against whom enforcement of any waiver, change, modifica-tion, extension or discharge is sought.

     12. BINDING EFFECT. This agreement shall be binding upon the parties hereto, their successors and assigns.

     13. GOVERNING LAW. This agreement shall be governed by and construed in accordance with the law of the State of North Carolina.

     14. SEVERABILITY. If any provision herein shall be declared invalid or unenforceable, the remainder of this agreement shall continue in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above indicated.


                         HERTH MANAGEMENT, INC.

                             James C. Richardson, Jr.
                         ---------------------------------
                         By: James C. Richardson, Jr.(SEAL)
                             President

ATTEST:

Richard F. Howard
- ---------------------
Richard F. Howard
Secretary
(corporate seal)






                         WSMP, INC.

                             Bobby G. Holman
                         ---------------------------------
                         By: Bobby G. Holman(SEAL)
                         Vice President


ATTEST:

Matthew V. Hollifield
- ----------------------
Matthew V. Hollifield
Asst. Secretary
(corporate seal)





STATE OF NORTH CAROLINA
COUNTY OF CATAWBA

     I, Amy M. Howard, a Notary Public for said County and State, do hereby certify that Richard F. Howard personally appeared before me this day and acknowledged that he is Secretary of HERTH Management, Inc., a North Carolina corporation, and that by authority duly given and as the act of the corpora-tion,the foregoing instrument was signed in its name by James C. Richardson, Jr.,its President, sealed with its corporate seal and attested by him as its Asst.Secretary.
     Witness my hand seal, this the 2nd day of April, 1996.

                              Amy M. Howard
                           --------------------
                              Amy M. Howard
                              Notary Public

My Commission Expires:  July 28, 1997.





STATE OF NORTH CAROLINA
COUNTY OF CATAWBA

     I, Amy M. Howard, a Notary Public for said County and State, do hereby certify that Matthew V. Hollifield personally appeared before me this day and acknowledged that he is Asst. Secretary of WSMP, Inc., a North Carolina corporation, and that by authority duly given and as the act of the corpora-tion, the foregoing instrument was signed in its name by Bobby G. Holman, its Vice President, sealed with its corporate seal and attested by him as its Asst. Secretary.
     Witness my hand seal, this the 2nd day of April, 1996.
                              Amy M. Howard
                           ---------------------
                              Amy M. Howard
                              Notary Public

My Commission Expires:  July 28, 1997.